Exhibit 99.2

Gaffney, Cline & Associates Ltd	Bentley Hall
Blacknest, Alton
Hampshire GU34 4PU
United Kingdom
Technical and Management Advisers to the Petroleum Industry Internationally Since 1962 Registered London No. 1122740	Telephone: +44 (0) 1420 525366 Facsimile: +44 (0) 1420 525367 email: gcauk@gaffney-cline.com www.gaffney-cline.com

CJF/E2126.02/nxd/0422	11th March, 2010

Mr. Craig McKenzie,

President and Chief Executive Officer,

Toreador Resources Corporation,

9 rue Scribe,

75009 Paris,

France.

Dear Mr. McKenzie,

UNITED STATES SECURITIES AND EXCHANGE COMMISSION COMPLIANT RESERVES FOR CERTAIN OF TOREADOR’S FRENCH OIL PRODUCING ASSETS AS AT 31ST DECEMBER, 2009

INTRODUCTION

In accordance with your instructions, Gaffney, Cline & Associates Ltd (GCA) has carried out an audit of the oil and gas Reserves of certain Paris Basin assets owned by Toreador Resources Corporation (Toreador) as at 31st December, 2009.  This audit has been carried out in accordance with the United States Securities and Exchange Commission (SEC) Rule 4-10 of the Securities Exchange Act of 1934, with due regard for the amendments to that Rule, which were introduced in 2009 for reserves reporting effective from 2010.

Toreador operates three main producing assets namely, the Neocomian Fields, Charmottes (Triassic) and Charmottes (Dogger) and has 100% equity in all of these fields.  The Neocomian fields are very mature with over 50 years of production and 350 wells have been drilled since discovery in 1958.  The Charmottes fields were discovered 1984, and over 14 wells have been drilled in the Dogger reservoir and 4 wells in the Triassic.

The location of these fields is shown in Figure 0.1.

Toreador provided to GCA a data set of technical information, including geological, geophysical and engineering data and reports, together with financial data and development plans.  Further Toreador provided a copy of the third party Reserves Audit for year-end, 2008.  GCA has also had several meetings and discussions with Toreador technical and managerial personnel.  In carrying out this review GCA has relied on the accuracy and completeness of the information received from Toreador.

Industry standard abbreviations are contained in the attached Glossary in Appendix I, some or all of which have been used in this report.

The Proved, Proved plus Probable, and Proved plus Probable plus Possible Reserves are reported gross since Toreador is the 100% owner of the assets.

UNITED KINGDOM    UNITED STATES    SINGAPORE    AUSTRALIA    ARGENTINA    UAE    RUSSIA    KAZAKHSTAN

FIGURE 0.1

LOCATION OF TOREADOR FIELDS

In preparation of this report, GCA has maintained, and continues to maintain, a strict consultant-client relationship with Toreador.  The firm’s management and employees have been, and continue to be, independent of Toreador in the services they provide, including the provision of the opinion expressed in this report and have no interest in any assets or share capital of Toreador, or

2

in the promotion of Toreador.  GCA’s remuneration was not in any way contingent on reported Reserves estimates.

This report must only be used for the purpose for which it was intended.

SUMMARY

The assets audited in the Paris Basin are all producing fields.  On the basis of the technical and commercial information made available, GCA has conducted its audit as of 31st December, 2009, of the Proved, Proved plus Probable, and Proved plus Probable plus Possible Reserves for these fields.  Fields under development, and exploration prospects associated with the fields and developments have not formed part of this audit.

The Toreador SEC Reserves at 31st December, 2009 are summarised in Table 0.1.

The Net Present Values (NPVs) for Proved, Proved plus Probable and Proved plus Probable plus Possible Reserves are presented in Table 0.2 and the relevant cash flows are shown in Appendix II.

The Reserves reported here are subject to an economic limit test (ELT).  The Neocomian fields and Charmottes have been analysed as single units with each of the parts being considered within the whole.  The aggregated production profiles are shown in Figures 0.2 to 0.5.

GCA also considered the effect of using the old methodology using the Brent oil price at the date of assessment.  The Brent price at year end, 2009 was U.S.$ 77.67/Bbl.  This resulted in no changes to the Reserves shown in Table 0.1 but resulted in different NPV’s as shown in Table 0.3.  The relevant cash flows are presented in Appendix III.

The reported volumes are based on professional geological and engineering judgement, and are subject to future revisions, upward or downward, as a result of future operations or as new information becomes available.

It should be noted that the estimated production profiles for these fields are relatively long and the level of uncertainty over production and operational performance will increase with time.

TABLE 0.1

SUMMARY OF GROSS RESERVES

AS AT 31st DECEMBER, 2009

	Proved			Proved +	Proved + Probable +
Field	PDP (MMBbl)	PUD (MMBbl)	Total (MMBbl)	Probable (MMBbl)	Possible (MMBbl)
Neocomian Complex	4.996	0.422	5.418	8.188	13.153
Charmottes Triassic	0.086	—	0.086	0.339	0.378
Charmottes Dogger	0.301	—	0.301	0.611	0.810
Total	5.383	0.422	5.805	9.138	14.340

Notes:

1.                                      GCA’s 1Q, 2010 Brent price scenario was used to establish the economic limit of each field.

2.                                       Totals may not add up due to rounding.

3

TABLE 0.2

SUMMARY OF DISCOUNTED POST TAX FUTURE NET CASH FLOWS

BASED ON NEW SEC RULE FOR OIL PRICE

FOR PROVED, PROVED PLUS PROBABLE AND

PROVED PLUS PROBABLE PLUS POSSIBLE RESERVES

AS AT 31st DECEMBER, 2009

	NPV10 (U.S.$ MM)
Field	Proved	Proved + Probable	Proved + Probable + Possible
Neocomian Complex	12.03	20.09	33.27
Charmottes	4.17	6.91	7.80
Total	16.20	27.00	41.07

TABLE 0.3

SUMMARY OF DISCOUNTED POST TAX FUTURE NET CASH FLOWS

BASED ON BRENT OIL PRICE OF U.S.$77.67/BBL AT YEAR END 2009

FOR PROVED, PROVED PLUS PROBABLE AND

PROVED PLUS PROBABLE PLUS POSSIBLE RESERVES

AS AT 31st DECEMBER, 2009

	NPV10 (U.S.$ MM)
Field	Proved	Proved + Probable	Proved + Probable + Possible
Neocomian Complex	33.56	46.25	66.43
Charmottes	6.61	10.65	11.93
Total	40.17	56.90	78.36

4

FIGURE 0.2

NEOCOMIAN PROVED PRODUCTION PROFILES

FIGURE 0.3

NEOCOMIAN PROVED PLUS POSSIBLE AND PROVED PLUS POSSIBLE PLUS PROBABLE PRODUCTION PROFILES

5

FIGURE 0.4

CHARMOTTES — TRIASSIC PRODUCTION PROFILES

FIGURE 0.5

CHARMOTTES — DOGGER PRODUCTION PROFILES

6

DISCUSSION

1.                                     BACKGROUND

Toreador holds a 100% interest in Exploitation permits covering the Neocomian Complex, consisting of four oilfields, and the Charmottes fields producing oil in the Paris Basin, France.  The location of the fields is shown in Figure 0.1 and Figure 1.1.  Exploration prospects exist in the locality but these Prospective Resources are not included in this audit.

FIGURE 1.1

NEOCOMIAN FIELDS

The Exploitation permits that cover the Neocomian and Charmottes Fields expire in 2011 and 2013 respectively.  These Exploitation permits can be normally be renewed for period of 25 years.  Although the French government has no obligation to renew the exploitation permits, it is understood that renewals have always been granted as long as the operator demonstrates continued financial and technical capabilities.  Toreador has already applied for a renewal for the Neocomian permit (December, 2008) extensions and will apply for a renewal of the Charmottes permit in 2010.  GCA has accepetd that the permit renewals will be granted and that the economic terms of the permits will not be altered on renewal.

7

1.1          Methodology and Data Availability

Reserves have been estimated using a variety of tools including the investigation of a range of decline curve analyses (DCA) and full field simulation models.  All of the results obtained have been reviewed by senior GCA staff to ensure that the appropriate methodologies and approaches were used and that the results are sustainable.

Toreador provided GCA with a dataset that included production databases (OFM), and a dynamic reservoir model (Eclipse).  These data were supported by some presentations and reports, and commercial and economic information on the individual fields and assets.  During the audit Toreador provided GCA with additional information and material to clarify and substantiate its analysis.

2.                                     GEOLOGICAL SETTING

The Paris Basin is France’s largest onshore sedimentary basin, and has been producing hydrocarbons from 1958 until present.  This saucer shaped mature intracratonic basin has a maximum thickness of 3,000 m at its centre and lies on Y pattern basement fault system formed during the Variscan (Hercynian) orogeny.  The basin first evolved due Permo-Triassic extension, which caused rifting and subsidence of the basin.  This transgressional period saw the deposition of organic-rich black shales, known as the Liassic shales.  These shales were overlain by the Dogger Carbonates, followed by the Malm limestone.

The Paris Basin emerged at the end of the Jurassic when tectonic subsidence ceased, giving way to uplift and erosion.  During the Lower Cretacous weak east-west compression arose due to the Austrian phase, continued sedimentation followed and the North-South faults were reactivated.  In the Middle to Upper Cretaceous subsidence occurred causing the reactivation of the NW-SE Bray fault.  This aided the maturation and expulsion of the hydrocarbons from the Liassic source rocks.  Resulting from the depression the sea returned depositing the Upper Cretaceous chalk. By the end of the Cretaceous there were low rates of tectonic subsidence occurring, and a second phase of North-South compression caused by the Pyrenean orogeny followed in the early Eocene.  This created new E-W faults, inverted the existing E-W faults, caused wrenching of the NW-SE and NE-SW faults, and some uplift and erosion of the borders of the basin.  More recently the Alpine orogenic cycle has caused NW-SE compression and uplift which resulted in the Paris basin taking its current shape.  A sedimentological column is shown in Figure 1.2.

8

FIGURE 1.2

PARIS BASIN — SEDIMENTOLOGICAL COLUMN

9

3.                                      NEOCOMIAN FIELDS

The Neocomian Fields are very mature, and have undergone over 50 years of production.  They consist of high porosity sandstone reservoirs, which were deposited at the end of the Cretaceous Period after substantial erosion had occurred.  The sands have been proved to be of excellent reservoir quality, but are in channel systems and are very thin, and therefore it yields only small fields.  The Main Source rock is the upper Liassic Toarcian marine shales, from which mature oil migrates to the Dogger carbonates before undergoing secondary migration to saturate the Neocomian sandstones during the Oligocene rift period.

This asset consists of five oil fields with three sandstone reservoirs.  Approximately 32 MMBbl has been produced via a mature water injection process involving over 350 wells and over 50 years of production.  Current performance is around 800 bopd from approximately 80 wells with an average water-cut of 96%.  A high quality OFM production database exists.

The reservoirs are shallow (approx 600 m), the produced oil is under saturated and viscous (40 cP), and the reservoirs are highly permeable.  Toreador recently completed re-mapping the fields and reservoirs (R1, R2 and R3) which resulted in a more geologically reasonable interpretation.  Field boundaries are now defined by faults and structural closures / OWC’s.  Toreador has not yet calculated STOIIP based on its new iso-pach maps, but the previous mapping resulted in a STOIIP of 104.7 MMBbl.

Toreador performed a reserves analysis using DCA with wells grouped into reservoirs and/or fields and used a technical production limit of 3 bopd per well and 99% water-cut.

GCA has reviewed Toreador’s DCA analysis and has used the total field (i.e. all wells) analyses in order to estimate Reserves.  Thus GCA uses the linear cumulative oil production versus oil cut (Figure 3.1) as the basis for the low case; an oil rate versus time hyperbolic curve for the mid case (Figure 3.2) and cumulative oil production versus log oil-cut (%) for the high case (Figure 3.3).  Further GCA has assumed that Toreador accesses 4 of the proposed PUD opportunities in the low case and 8 of them in the mid and high cases.

GCA estimates Proved, Proved plus Probable, and Proved plus Probable plus Possible Reserves of 5.418 MMBbl, 8.188 MMBbl and 13.153 MMBbl respectively.

10

FIGURE 3.1

NEOCOMIAN - CUMULATIVE OIL PRODUCTION VS. OIL CUT %

11

FIGURE 3.2

NEOCOMIAN - OIL RATE VS. TIME

12

FIGURE 3.3

NEOCOMIAN - CUMULATIVE PRODUCTION VS. OIL CUT %

4.                                      CHARMOTTES FIELDS

4.1                               Dogger

The Dogger carbonate reservoirs are subdivided into the Bathonian Limestone and the Lower Callovian Limestone.  The older carbonate, the Bathonian Limestone consists of both low energy lagoonal and high energy oolithic shelf facies.  The oolithic carbonate platform protected the lagoon from marine influences.  The younger Callovian carbonate platform deposits cover the Bathonian deposits, and consist of mostly oolithic facies representing a more restricted lagoon carbonate deposits.  The high energy environment results in the excellent reservoir properties.

The main source rock for the Dogger play is the Liassic Toarcian marine shales.  This type II source rock is currently in the oil window in the centre of the basin and is the principal source rock for oils in the Paris Basin.  Primary migration of the oil occurred along the faults and saturated the Dogger reservoir in the Eocene- Oligocene in the West of the basin, and during the Turonian-Maastrichtian in the East.

This carbonate reservoir is located at approx 1,700 m and is comprised of four layers with both matrix and fracture porosity/permeability.  No pressure depletion is evident and the field’s production mechanism is an imbibition process whereby the matrix reservoir charges fractures connected to wellbores.  A well cycling programme was initiated recently with good results.  There are approximately 6 production wells currently producing a total of ~100 bopd and historic oil and water production data are stored in an OFM database.

13

The oil is under saturated with a bubble point pressure of 12 bars (reservoir pressure of 180 bars) and has a viscosity of 3 cP.  Toreador’s current STOIIP estimate is 5.6 MMBbl and the gross reservoir thickness is estimated to be 30 m.  GCA has reviewed Toreador’s in-place volumes and considers them to be reasonable.

GCA reviewed Toreador’s analysis and used a DCA (hyperbolic curve) methodology for estimating reserves.  GCA thus estimates Proved, Proved plus Probable, and Proved plus Probable plus Possible Reserves of 0.301 MMBbl, 0.611 MMBbl, 0.810 MMBbl respectively.

4.2                               Triassic

The Triassic Keuper Sandstones have three sub-divisions.  The first is the Donnemarie Sandstone, which consists of bioturbated clays and represents a coastal plain environment.  The formation is 60 m thick, 20 m of which is sandstone.  The second sub-set of the Keuper is the Chaunoy Sandstone, which is located west of the Paris basin and is part of a braided fluvial system.  The last is the Rheatic, which consists of both continental and marine sandstones, both of which underlie shaley deposits forming productive traps.  These reservoirs are sealed by 400 m thick Liassic shale.

The source rocks feeding these reservoirs are the Lower to Middle Liassic marine shales, known as the Lotharingian and the Domerian.  Both were deposited in a calm marine environment and are micaceous, with the Domerian containing macro- and mirco-fossils.  For these Liassic source rocks, maturation and lateral migration occurred during the Upper Cretaceous period.

This deeper (approx 2,500 m) low permeability sandstone reservoir is producing approximately 20 bopd via solution gas drive.  Reservoir pressure has declined from approximately 260 to 150 bars and potential exists to convert an existing non-producing well into a water injector.  Preliminary Eclipse modelling indicates recovery of an incremental 0.3 MMBbl by converting well Ch-6 to water injection; however, this only results in a 15% recovery factor.  Identification of an optimised water injection project would likely yield higher incremental recovery.

GCA reviewed the Eclipse model and performed some basic quality checks and then used the Eclipse model to run suitable cases for reserve estimation.  The base case assumes that the current producer (CHL1) continues producing, whilst the mid-case assumes one (i.e. CHL2) well is sidetracked as a second producer and one well (CHL6) is converted to a water injector.  Additionally, the high case assumes a higher water injection pressure.  The resulting production profiles were used to determine the reserve estimates.

GCA estimates Proved, Proved plus Probable, and Proved plus Probable plus Possible Reserves of 0.086 MMBbl, 0.339 MMBbl and 0.378 MMBbl respectively.

5.                                     CAPEX AND OPEX

Toreador’s CAPEX and OPEX estimates for these fields were reviewed by GCA.  GCA has added some additional CAPEX in later years for the Neocomian complex as it was believed that additional workovers and wells would be required in order meet the production profiles as given below:

•                                          Ten workovers per year at a cost of U.S.$40 M each;

•                                          Two wells re-drilled every year, primarily to replace unserviceable wells, until 2023, and then one each year up to 2034 with an estimated cost of U.S.$1.24 MM per well; and

•                                          Some additional facilities in 2015 to 17, primarily to replace and/or improve water injection handling capabilities at a cost of U.S.$15 MM.

14

GCA has also increased the variable OPEX for the Neocomian as it is believed that as the wells get older and the level of produced water increases during field life more maintenance etc will be required in order to keep the wells productive.

For the Charmottes fields GCA has assumed 1 workover (at a cost of U.S.$40 M each) every two years and no additional re-drills.

6.                                      ECONOMIC ANALYSIS

GCA has constructed a cash flow model to estimate the Economic Limit, Reserves and Net Present Values for the Charmottes and Neocomian fields.

In performing this assessment, the following economic, commercial and fiscal assumptions have been made:

•                                          The relevant elements of the fiscal regime in France is summarised in the table below:

France Fiscal Summary

Royalty/Tax	Annual Production (MTon)	Rate (Pre-1980 Wells)	Rate (Post-1980 Wells)
Royalty	0-50	8%	0%
	50-100	20%	6%
	100-300	30%	9%
	> 300	30%	12%
Local Tax	€15.39/ton

•                                          Oil Price: A flat Brent oil price of U.S.$59.91/bbl, which represents the 12 month prior average for Brent crude based on the oil price on the first day of each of the 12 months, except in the case where year-end 2009 pricing was used.  Adjustments to this price are made for each Field Group using the price differential to reflect the actual sales prices achievable due to crude quality differentials to Brent;

•                                          Neocomian and Charmottes crude oil are priced at discounts of U.S.$2.925/Bbl and U.S.$2.30/Bbl respectively to Brent;

•                                          CAPEX has been based on Toreador’s Plan for the period 2010 to 2011 inclusive.  In future years GCA has assumed additional CAPEX and OPEX as described in section 5;

•                                          Operating cost is unescalated and based on information provided by Toreador;

•                                          Exchange rate: A flat exchange rate of U.S.$1.4:Euro 1, which represents the average exchange rate in 2009; and

•                                          Cash flow summaries are shown in Appendix II.

QUALIFICATIONS

GCA is an independent international energy advisory group of almost 50 years’ standing, whose expertise includes petroleum reservoir evaluation and economic analysis.

The report is based on information compiled by professional Associates of GCA.

15

BASIS OF OPINION

This assessment has been conducted within the context of GCA’s understanding of the effects of petroleum legislation, taxation, and other regulations that currently apply to these properties.  However, GCA is not in a position to attest to property title, financial interest relationships or encumbrances thereon for any part of the appraised properties.

Sincerely yours,

GAFFNEY, CLINE & ASSOCIATES

/s/ Brian Rhodes
Brian Rhodes

16

APPENDIX I

Glossary

List of Standard Oil Industry Terms and Abbreviations

ABEX	Abandonment Expenditure
ACQ	Annual Contract Quantity
[o]API	Degrees API (American Petroleum Institute)
AAPG	American Association of Petroleum Geologists
AVO	Amplitude versus Offset
A$	Australian Dollars
B	Billion (109)
Bbl	Barrels
/Bbl	per barrel
BBbl	Billion Barrels
BHA	Bottom Hole Assembly
BHC	Bottom Hole Compensated
Bscf or Bcf	Billion standard cubic feet
Bscfd or Bcfd	Billion standard cubic feet per day
Bm3	Billion cubic metres
bcpd	Barrels of condensate per day
BHP	Bottom Hole Pressure
blpd	Barrels of liquid per day
bpd	Barrels per day
boe	Barrels of oil equivalent @ xxx mcf/bbl
boepd	Barrels of oil equivalent per day @ xxx mcf/bbl
BOP	Blow Out Preventer
bopd	Barrels of oil per day
BS&W	Bottom sediment and water
BTU	British Thermal Units
bwpd	Barrels of water per day
CBM	Coal Bed Methane
CO2	Carbon Dioxide
CAPEX	Capital Expenditure
CCGT	Combined Cycle Gas Turbine
cm	centimetres
CMM	Coal Mine Methane
CNG	Compressed Natural Gas
Cp	Centipoise (a measure of viscosity)
CSG	Coal Seam Gas
CT	Corporation Tax
DCQ	Daily Contract Quantity
Deg C	Degrees Celsius
Deg F	Degrees Fahrenheit
DHI	Direct Hydrocarbon Indicator
DST	Drill Stem Test
DWT	Dead-weight ton
E&A	Exploration & Appraisal
E&P	Exploration and Production
EBIT	Earnings before Interest and Tax
EBITDA	Earnings before interest, tax, depreciation and amortisation
EI	Entitlement Interest
EIA	Environmental Impact Assessment
EMV	Expected Monetary Value
EOR	Enhanced Oil Recovery
EUR	Estimated Ultimate Recovery
FDP	Field Development Plan

GLOSSARY (Cont’d.)

FEED	Front End Engineering and Design
FPSO	Floating Production, Storage and Offloading
FSO	Floating Storage and Offloading
ft	Foot/feet
Fx	Foreign Exchange Rate
g	gram
g/cc	grams per cubic centimetre
gal	gallon
gal/d	gallons per day
G&A	General and Administrative costs
GBP	Pounds Sterling
GDT	Gas Down to
GIIP	Gas initially in place
Gj	Gigajoules (one billion Joules)
GOR	Gas Oil Ratio
GTL	Gas to Liquids
GWC	Gas water contact
HDT	Hydrocarbons Down to
HSE	Health, Safety and Environment
HSFO	High Sulphur Fuel Oil
HUT	Hydrocarbons up to
H2S	Hydrogen Sulphide
IOR	Improved Oil Recovery
IPP	Independent Power Producer
IRR	Internal Rate of Return
J	Joule (Metric measurement of energy. I kilojoule = 0.9478 BTU)
k	Permeability
KB	Kelly Bushing
KJ	Kilojoules (one Thousand Joules)
kl	Kilolitres
km	Kilometres
km2	Square kilometres
kPa	Thousands of Pascals (measurement of pressure)
KW	Kilowatt
KWh	Kilowatt hour
LKG	Lowest Known Gas
LKH	Lowest Known Hydrocarbons
LKO	Lowest Known Oil
LNG	Liquefied Natural Gas
LoF	Life of Field
LPG	Liquefied Petroleum Gas
LTI	Lost Time Injury
LWD	Logging while drilling
m	Metres
M	Thousand
m3	Cubic metres
Mcf or Mscf	Thousand standard cubic feet
MCM	Management Committee Meeting
MMcf or MMscf	Million standard cubic feet
m3d	Cubic metres per day
mD	Measure of Permeability in millidarcies
MD	Measured Depth

GLOSSARY (Cont’d.)

MDT	Modular Dynamic Tester
Mean	Arithmetic average of a set of numbers
Median	Middle value in a set of values
MFT	Multi Formation Tester
mg/l	milligrames per litre
MJ	Megajoules (One Million Joules)
Mm3	Thousand Cubic metres
Mm3d	Thousand Cubic metres per day
MM	Million
MMBbl	Millions of barrels
MMBTU	Millions of British Thermal Units
Mode	Value that exists most frequently in a set of values = most likely
Mscfd	Thousand standard cubic feet per day
MMscfd	Million standard cubic feet per day
MW	Megawatt
MWD	Measuring While Drilling
MWh	Megawatt hour
mya	Million years ago
NGL	Natural Gas Liquids
N2	Nitrogen
NPV	Net Present Value
OBM	Oil Based Mud
OCM	Operating Committee Meeting
ODT	Oil down to
OPEX	Operating Expenditure
OWC	Oil Water Contact
p.a.	Per annum
Pa	Pascals (metric measurement of pressure)
P&A	Plugged and Abandoned
PDP	Proved Developed Producing
PI	Productivity Index
PJ	Petajoules (10[15] Joules)
PSDM	Post Stack Depth Migration
psi	Pounds per square inch
psia	Pounds per square inch absolute
psig	Pounds per square inch gauge
PUD	Proved Undeveloped
PVT	Pressure volume temperature
P10	10% Probability
P50	50% Probability
P90	90% Probability
Rf	Recovery factor
RFT	Repeat Formation Tester
RT	Rotary Table
Rw	Resistivity of water
SCAL	Special core analysis
cf or scf	Standard Cubic Feet
cfd or scfd	Standard Cubic Feet per day
scf/ton	Standard cubic foot per ton
SL	Straight line (for depreciation)
so	Oil Saturation
SPE	Society of Petroleum Engineers

GLOSSARY (Cont’d.)

SPEE	Society of Petroleum Evaluation Engineers
ss	Subsea
stb	Stock tank barrel
STOIIP	Stock tank oil initially in place
sw	Water Saturation
T	Tonnes
TD	Total Depth
Te	Tonnes equivalent
THP	Tubing Head Pressure
TJ	Terajoules (10[12] Joules)
Tscf or Tcf	Trillion standard cubic feet
TCM	Technical Committee Meeting
TOC	Total Organic Carbon
TOP	Take or Pay
Tpd	Tonnes per day
TVD	True Vertical Depth
TVDss	True Vertical Depth Subsea
USGS	United States Geological Survey
U.S.$	United States Dollar
VSP	Vertical Seismic Profiling
WC	Water Cut
WI	Working Interest
WPC	World Petroleum Council
WTI	West Texas Intermediate
wt%	Weight percent
1H05	First half (6 months) of 2005 (example of date)
2Q06	Second quarter (3 months) of 2006 (example of date)
2D	Two dimensional
3D	Three dimensional
4D	Four dimensional
1P	Proved Reserves
2P	Proved plus Probable Reserves
3P	Proved plus Probable plus Possible Reserves
%	Percentage

APPENDIX II

ELT Profiles and Cash Flows for the Neocomian and Charmottes Fields

France Gross Field (100%) Working Interest Cashflow Analysis Unescalated Prices & Costs

		Nominal Net Present Values
Field:	Neocomian	as at 01-Jan-10 (US$ MM)
Case:	1P	Disc Rate	Pre-Tax	Post-Tax
		10.0%	23.39	12.03

	Developed		Undeveloped		Field		Net	Capital	Operating	Pre Tax	Corporate	Post Tax
Period Beginning	Production MMB	Price US$/Bbl	Production MMB	Price US$/Bbl	Revenue US$ MM	Royalty US$ MM	Revenue US$ MM	Costs US$ MM	Costs US$ MM	NCF US$ MM	Tax US$ MM	NCF US$ MM
Jan-10	0.263	56.99	0.002	56.99	15.11	1.38	13.73	3.30	4.29	6.14	3.04	3.10
Jan-11	0.240	56.99	0.012	56.99	14.38	1.30	13.08	3.30	4.16	5.63	2.75	2.87
Jan-12	0.222	56.99	0.019	56.99	13.73	1.23	12.49	2.60	4.03	5.86	2.51	3.35
Jan-13	0.205	56.99	0.023	56.99	12.95	1.16	11.79		3.89	7.90	2.33	5.57
Jan-14	0.190	56.99	0.021	56.99	12.07	1.09	10.99		3.73	7.26	2.11	5.15
Jan-15	0.178	56.99	0.020	56.99	11.31	1.02	10.28	7.48	5.69	-2.88	0.98	-3.86
Jan-16	0.168	56.99	0.019	56.99	10.65	0.97	9.69	7.48	5.44	-3.24	0.61	-3.85
Jan-17	0.158	56.99	0.018	56.99	10.02	0.91	9.11	7.48	5.21	-3.58	0.25	-3.82
Jan-18	0.149	56.99	0.017	56.99	9.48	0.87	8.62	2.48	5.01	1.13	0.07	1.06
Jan-19	0.142	56.99	0.016	56.99	8.99	0.82	8.17	2.48	4.83	0.86		0.86
Jan-20	0.135	56.99	0.015	56.99	8.57	0.79	7.78	2.48	4.67	0.64		0.64
Jan-21	0.128	56.99	0.015	56.99	8.15	0.75	7.40	2.48	4.51	0.41		0.41
Jan-22	0.123	56.99	0.014	56.99	7.78	0.72	7.06	2.48	4.37	0.21		0.21
Jan-23	0.117	56.99	0.013	56.99	7.44	0.69	6.75	2.48	4.25	0.02		0.02
Jan-24	0.113	56.99	0.012	56.99	7.14	0.66	6.48	1.24	4.14	1.10		1.10
Jan-25	0.108	56.99	0.012	56.99	6.84	0.64	6.20	1.24	4.02	0.94		0.94
Jan-26	0.104	56.99	0.011	56.99	6.57	0.61	5.96	1.24	3.92	0.79		0.79
Jan-27	0.100	56.99	0.011	56.99	6.32	0.59	5.73	1.24	3.83	0.66		0.66
Jan-28	0.097	56.99	0.010	56.99	6.10	0.57	5.53	1.24	3.75	0.54		0.54
Jan-29	0.093	56.99	0.009	56.99	5.87	0.55	5.32	1.24	3.66	0.41		0.41
Jan-30	0.090	56.99	0.009	56.99	5.66	0.53	5.13	1.24	3.59	0.30		0.30
Jan-31	0.088	56.99	0.008	56.99	5.44	0.51	4.93	1.24	3.50	0.18		0.18
Jan-32	0.085	56.99	0.008	56.99	5.28	0.50	4.78	1.24	3.44	0.10		0.10
Jan-33	0.082	56.99	0.007	56.99	5.10	0.48	4.61	1.24	3.38	- 0.00		-0.00
Jan-34	0.080	56.99	0.007	56.99	4.94	0.47	4.47	1.24	3.32	- 0.09		-0.09
Jan-35	0.078	56.99	0.006	56.99	4.79	0.46	4.34		3.26	1.07		1.07
Jan-36	0.076	56.99	0.006	56.99	4.66	0.44	4.22		3.21	1.00		1.00
Jan-37	0.074	56.99	0.006	56.99	4.52	0.43	4.09		3.16	0.93		0.93
Jan-38	0.072	56.99	0.005	56.99	4.39	0.42	3.97		3.11	0.86		0.86
Jan-39	0.070	56.99	0.005	56.99	4.27	0.41	3.86		3.07	0.79		0.79
Jan-40	0.068	56.99	0.005	56.99	4.17	0.40	3.77		3.03	0.74		0.74
Jan-41	0.066	56.99	0.005	56.99	4.05	0.39	3.66		2.99	0.67		0.67
Jan-42	0.065	56.99	0.004	56.99	3.95	0.38	3.57		2.95	0.62		0.62
Jan-43	0.063	56.99	0.004	56.99	3.85	0.37	3.48		2.91	0.57		0.57
Jan-44	0.062	56.99	0.004	56.99	3.76	0.36	3.40		2.88	0.52		0.52
Jan-45	0.061	56.99	0.004	56.99	3.67	0.35	3.31		2.84	0.47		0.47
Jan-46	0.059	56.99	0.004	56.99	3.58	0.35	3.23		2.81	0.42		0.42
Jan-47	0.058	56.99	0.003	56.99	3.50	0.34	3.16		2.78	0.38		0.38
Jan-48	0.057	56.99	0.003	56.99	3.43	0.33	3.10		2.76	0.34		0.34
Jan-49	0.056	56.99	0.003	56.99	3.35	0.33	3.02		2.72	0.30		0.30
Jan-50	0.055	56.99	0.003	56.99	3.27	0.32	2.95		2.70	0.26		0.26

Totals (2010-2050)	4.498	MMBbl	0.400	MMBbl	279.09	25.90	253.20	60.16	151.82	41.22	1 4.64	26.58
Totals (>2050):	0.498	MMBbl	0.022	MMBbl	29.63	2.90	26.73	—	25.82	0.91	0.06	0.85

France Gross Field (100%) Working Interest Cashflow Analysis Unescalated Prices & Costs

		Nominal Net Present Values
Field:	Neocomian	as at 01-Jan-10 (US$ MM)
Case:	2P	Disc Rate	Pre-Tax	Post-Tax
		10.0%	35.19	20.09

	Developed		Undeveloped		Field		Net	Capital	Operating	Pre Tax	Corporate	Post Tax
Period Beginning	Production MMB	Price US$/Bbl	Production MMB	Price US$/Bbl	Revenue US$ MM	Royalty US$ MM	Revenue US$ MM	Costs US$ MM	Costs US$ MM	NCF US$ MM	Tax US$ MM	NCF US$ MM
Jan-10	0.273	56.99	0.002	56.99	15.64	1.41	14.23	3.30	4.39	6.54	3.17	3.37
Jan-11	0.258	56.99	0.012	56.99	15.40	1.36	14.03	3.30	4.34	6.39	3.01	3.38
Jan-12	0.246	56.99	0.019	56.99	15.10	1.31	13.79	2.60	4.29	6.90	2.86	4.04
Jan-13	0.233	56.99	0.030	56.99	15.00	1.28	13.72	2.60	4.27	6.85	2.76	4.10
Jan-14	0.223	56.99	0.035	56.99	14.67	1.23	13.43	2.60	4.21	6.63	2.60	4.03
Jan-15	0.213	56.99	0.044	56.99	14.61	1.21	13.41	7.48	6.92	-0.99	1.43	-2.42
Jan-16	0.204	56.99	0.041	56.99	14.00	1.15	12.85	7.48	6.69	-1.32	1.07	-2.40
Jan-17	0.196	56.99	0.039	56.99	13.38	1.10	12.28	7.48	6.46	-1.66	0.71	-2.37
Jan-18	0.188	56.99	0.037	56.99	12.83	1.05	11.77	2.48	6.25	3.04	0.53	2.51
Jan-19	0.181	56.99	0.035	56.99	12.32	1.01	11.31	2.48	6.06	2.76	0.35	2.41
Jan-20	0.175	56.99	0.033	56.99	11.87	0.97	10.89	2.48	5.89	2.52	0.30	2.22
Jan-21	0.169	56.99	0.031	56.99	11.39	0.93	10.46	2.48	5.72	2.26	0.24	2.02
Jan-22	0.163	56.99	0.030	56.99	10.98	0.90	10.08	2.48	5.56	2.03	0.17	1.86
Jan-23	0.158	56.99	0.028	56.99	10.58	0.87	9.72	2.48	5.42	1.82	0.10	1.72
Jan-24	0.153	56.99	0.027	56.99	10.24	0.84	9.40	1.24	5.29	2.87	0.09	2.79
Jan-25	0.148	56.99	0.025	56.99	9.87	0.81	9.06	1.24	5.15	2.67	0.23	2.45
Jan-26	0.144	56.99	0.024	56.99	9.55	0.78	8.77	1.24	5.03	2.49	0.38	2.12
Jan-27	0.139	56.99	0.023	56.99	9.24	0.76	8.48	1.24	4.92	2.33	0.53	1.80
Jan-28	0.136	56.99	0.021	56.99	8.97	0.73	8.24	1.24	4.82	2.18	0.52	1.66
Jan-29	0.132	56.99	0.020	56.99	8.67	0.71	7.96	1.24	4.71	2.02	0.51	1.51
Jan-30	0.128	56.99	0.019	56.99	8.41	0.69	7.72	1.24	4.61	1.87	0.50	1.37
Jan-31	0.125	56.99	0.018	56.99	8.13	0.67	7.47	1.24	4.51	1.72	0.49	1.23
Jan-32	0.122	56.99	0.016	56.99	7.88	0.65	7.24	1.24	4.41	1.58	0.49	1.10
Jan-33	0.119	56.99	0.015	56.99	7.64	0.63	7.01	1.24	4.32	1.45	0.48	0.97
Jan-34	0.116	56.99	0.014	56.99	7.42	0.61	6.81	1.24	4.24	1.33	0.44	0.89
Jan-35	0.113	56.99	0.013	56.99	7.23	0.59	6.63		4.17	2.46	0.45	2.01
Jan-36	0.111	56.99	0.013	56.99	7.06	0.58	6.48		4.11	2.37	0.46	1.91
Jan-37	0.108	56.99	0.012	56.99	6.86	0.56	6.30		4.03	2.26	0.46	1.80
Jan-38	0.106	56.99	0.011	56.99	6.69	0.55	6.14		3.97	2.17	0.48	1.69
Jan-39	0.104	56.99	0.011	56.99	6.53	0.54	5.99		3.91	2.08	0.49	1.59
Jan-40	0.102	56.99	0.010	56.99	6.39	0.53	5.86		3.86	2.00	0.50	1.50
Jan-41	0.099	56.99	0.010	56.99	6.22	0.51	5.71		3.79	1.91	0.51	1.40
Jan-42	0.097	56.99	0.009	56.99	6.08	0.50	5.58		3.74	1.83	0.53	1.31
Jan-43	0.096	56.99	0.009	56.99	5.94	0.49	5.45		3.69	1.76	0.55	1.21
Jan-44	0.094	56.99	0.008	56.99	5.82	0.48	5.34		3.65	1.70	0.57	1.13
Jan-45	0.092	56.99	0.008	56.99	5.68	0.47	5.21		3.59	1.62	0.54	1.08
Jan-46	0.090	56.99	0.007	56.99	5.56	0.46	5.10		3.55	1.55	0.52	1.04
Jan-47	0.089	56.99	0.007	56.99	5.45	0.45	5.00		3.51	1.49	0.50	0.99
Jan-48	0.087	56.99	0.007	56.99	5.35	0.44	4.91		3.47	1.44	0.48	0.96
Jan-49	0.085	56.99	0.006	56.99	5.23	0.43	4.79		3.42	1.37	0.46	0.91
Jan-50	0.084	56.99	0.006	56.99	5.12	0.42	4.70		3.39	1.31	0.44	0.88

Totals (2010-2050)	5.900	MMBbl	0.786	MMBbl	380.98	31.68	349.30	65.36	188.31	95.63	31.87	63.75
Totals (>2050):	1.432	MMBbl	0.071	MMBbl	85.66	7.12	78.54	—	61.47	17.07	5.69	11.38

France Gross Field (100%) Working Interest Cashflow Analysis Unescalated Prices & Costs

		Nominal Net Present Values
Field:	Neocomian	as at 01-Jan-10 (US$ MM)
Case:	3P	Disc Rate	Pre-Tax	Post-Tax
		10.0%	54.97	33.27

	Developed		Undeveloped		Field		Net	Capital	Operating	Pre Tax	Corporate	Post Tax
Period Beginning	Production MMB	Price US$/Bbl	Production MMB	Price US$/Bbl	Revenue US$ MM	Royalty US$ MM	Revenue US$ MM	Costs US$ MM	Costs US$ MM	NCF US$ MM	Tax US$ MM	NCF US$ MM
Jan-10	0.283	56.99	0.002	56.99	16.24	1.50	14.73	3.30	4.50	6.93	3.30	3.63
Jan-11	0.280	56.99	0.012	56.99	16.62	1.52	15.11	3.30	4.57	7.24	3.29	3.94
Jan-12	0.277	56.99	0.019	56.99	16.89	1.52	15.36	2.60	4.62	8.14	3.27	4.87
Jan-13	0.273	56.99	0.030	56.99	17.26	1.53	15.73	2.60	4.69	8.44	3.29	5.15
Jan-14	0.270	56.99	0.035	56.99	17.35	1.53	15.83	2.60	4.71	8.52	3.23	5.29
Jan-15	0.267	56.99	0.044	56.99	17.67	1.53	16.13	7.48	8.05	0.60	1.96	-1.36
Jan-16	0.264	56.99	0.041	56.99	17.39	1.51	15.88	7.48	7.95	0.45	1.66	-1.21
Jan-17	0.260	56.99	0.039	56.99	17.05	1.48	15.56	7.48	7.82	0.26	1.35	-1.09
Jan-18	0.257	56.99	0.037	56.99	16.75	1.46	15.29	2.48	7.71	5.10	1.22	3.88
Jan-19	0.254	56.99	0.035	56.99	16.46	1.44	15.03	2.48	7.61	4.94	1.08	3.86
Jan-20	0.252	56.99	0.033	56.99	16.22	1.42	14.81	2.48	7.52	4.81	1.06	3.75
Jan-21	0.248	56.99	0.031	56.99	15.91	1.39	14.52	2.48	7.40	4.64	1.04	3.61
Jan-22	0.245	56.99	0.030	56.99	15.65	1.37	14.28	2.48	7.30	4.50	0.99	3.51
Jan-23	0.242	56.99	0.028	56.99	15.39	1.35	14.04	2.48	7.21	4.36	0.95	3.41
Jan-24	0.240	56.99	0.027	56.99	15.18	1.33	13.85	1.24	7.13	5.48	0.95	4.53
Jan-25	0.236	56.99	0.025	56.99	14.90	1.31	13.59	1.24	7.02	5.33	1.11	4.22
Jan-26	0.233	56.99	0.024	56.99	14.66	1.29	13.37	1.24	6.93	5.20	1.28	3.92
Jan-27	0.230	56.99	0.023	56.99	14.43	1.27	13.16	1.24	6.85	5.07	1.44	3.63
Jan-28	0.228	56.99	0.021	56.99	14.23	1.25	12.98	1.24	6.78	4.97	1.45	3.52
Jan-29	0.225	56.99	0.020	56.99	13.98	1.23	12.75	1.24	6.68	4.83	1.44	3.39
Jan-30	0.222	56.99	0.019	56.99	13.76	1.21	12.55	1.24	6.60	4.71	1.45	3.26
Jan-31	0.220	56.99	0.018	56.99	13.52	1.19	12.33	1.24	6.51	4.58	1.44	3.14
Jan-32	0.218	56.99	0.016	56.99	13.31	1.17	12.14	1.24	6.43	4.47	1.45	3.02
Jan-33	0.214	56.99	0.015	56.99	13.08	1.15	11.92	1.24	6.34	4.34	1.45	2.89
Jan-34	0.212	56.99	0.014	56.99	12.88	1.13	11.74	1.24	6.27	4.23	1.41	2.82
Jan-35	0.209	56.99	0.013	56.99	12.69	1.12	11.57		6.20	5.37	1.42	3.95
Jan-36	0.207	56.99	0.013	56.99	12.54	1.10	11.43		6.14	5.29	1.43	3.86
Jan-37	0.204	56.99	0.012	56.99	12.32	1.09	11.24		6.06	5.17	1.44	3.74
Jan-38	0.202	56.99	0.011	56.99	12.15	1.07	11.08		6.00	5.08	1.44	3.63
Jan-39	0.199	56.99	0.011	56.99	11.98	1.05	10.92		5.94	4.99	1.46	3.53
Jan-40	0.197	56.99	0.010	56.99	11.84	1.04	10.80		5.88	4.91	1.47	3.44
Jan-41	0.195	56.99	0.010	56.99	11.64	1.02	10.62		5.81	4.81	1.48	3.33
Jan-42	0.192	56.99	0.009	56.99	11.48	1.01	10.47		5.75	4.72	1.49	3.23
Jan-43	0.190	56.99	0.009	56.99	11.32	0.99	10.32		5.69	4.63	1.50	3.13
Jan-44	0.188	56.99	0.008	56.99	11.19	0.98	10.21		5.64	4.56	1.52	3.04
Jan-45	0.185	56.99	0.008	56.99	11.01	0.97	10.04		5.58	4.47	1.49	2.98
Jan-46	0.183	56.99	0.007	56.99	10.86	0.95	9.91		5.52	4.39	1.46	2.92
Jan-47	0.181	56.99	0.007	56.99	10.71	0.94	9.77		5.46	4.31	1.44	2.87
Jan-48	0.179	56.99	0.007	56.99	10.59	0.93	9.66		5.42	4.24	1.41	2.83
Jan-49	0.177	56.99	0.006	56.99	10.42	0.91	9.51		5.36	4.15	1.38	2.77
Jan-50	0.174	56.99	0.006	56.99	10.28	0.90	9.38		5.31	4.08	1.36	2.72

Totals (2010-2050)	9.213	MMBbl	0.786	MMBbl	569.79	50.16	519.63	65.36	256.97	197.30	65.76	131.54
Totals (>2050):	3.083	MMBbl	0.071	MMBbl	179.73	13.12	166.60	—	96.46	70.14	23.38	46.76

France Gross Field (100%) Working Interest Cashflow Analysis Unescalated Prices & Costs

		Nominal Net Present Values
Field:	Charmottes	as at 01-Jan-10 (US$ MM)
Case:	1P	Disc Rate	Pre-Tax	Post-Tax
		10.0%	6.25	4.17

	Triassic		Dogger		Field		Net	Capital	Operating	Pre Tax	Corporate	Post Tax
Period Beginning	Production MMB	Price US$/Bbl	Production MMB	Price US$/Bbl	Revenue US$ MM	Royalty US$ MM	Revenue US$ MM	Costs US$ MM	Costs US$ MM	NCF US$ MM	Tax US$ MM	NCF US$ MM
Jan-10	0.006	57.61	0.033	57.61	2.21	0.12	2.10		0.76	1.33	0.44	0.89
Jan-11	0.005	57.61	0.028	57.61	1.91	0.10	1.81		0.72	1.09	0.36	0.72
Jan-12	0.005	57.61	0.024	57.61	1.69	0.09	1.60		0.63	0.97	0.32	0.65
Jan-13	0.005	57.61	0.022	57.61	1.52	0.08	1.44		0.62	0.81	0.27	0.54
Jan-14	0.005	57.61	0.019	57.61	1.38	0.07	1.31		0.55	0.76	0.25	0.51
Jan-15	0.004	57.61	0.018	57.61	1.27	0.07	1.20		0.56	0.64	0.21	0.43
Jan-16	0.004	57.61	0.016	57.61	1.18	0.06	1.12		0.50	0.62	0.21	0.41
Jan-17	0.004	57.61	0.015	57.61	1.10	0.06	1.04		0.52	0.52	0.17	0.35
Jan-18	0.004	57.61	0.014	57.61	1.03	0.05	0.98		0.46	0.51	0.17	0.34
Jan-19	0.004	57.61	0.013	57.61	0.97	0.05	0.92		0.49	0.43	0.14	0.29
Jan-20	0.004	57.61	0.012	57.61	0.92	0.05	0.87		0.43	0.44	0.15	0.29
Jan-21	0.004	57.61	0.011	57.61	0.87	0.05	0.83		0.46	0.37	0.12	0.24
Jan-22	0.004	57.61	0.011	57.61	0.83	0.04	0.79		0.41	0.38	0.13	0.25
Jan-23	0.004	57.61	0.010	57.61	0.79	0.04	0.75		0.44	0.31	0.10	0.21
Jan-24	0.004	57.61	0.010	57.61	0.76	0.04	0.72		0.39	0.33	0.11	0.22
Jan-25	0.004	57.61	0.009	57.61	0.73	0.04	0.69		0.43	0.27	0.09	0.18
Jan-26	0.004	57.61	0.009	57.61	0.70	0.04	0.67		0.38	0.29	0.10	0.19
Jan-27	0.003	57.61	0.008	57.61	0.68	0.04	0.64		0.41	0.23	0.08	0.15
Jan-28	0.003	57.61	0.008	57.61	0.66	0.03	0.62		0.37	0.26	0.09	0.17
Jan-29	0.003	57.61	0.008	57.61	0.63	0.03	0.60		0.40	0.20	0.07	0.13
Jan-30	0.003	57.61	0.005	57.61	0.47	0.02	0.45		0.32	0.13	0.04	0.09

Totals (2010-2050)	0.086	MMBbl	0.301	MMBbl	22.32	1.18	21.14	—	10.26	10.89	3.63	7.26
Totals (>2050):	—	MMBbl	—	MMBbl	—	—	—	—	—	—	—	—

France Gross Field (100%) Working Interest Cashflow Analysis Unescalated Prices & Costs

		Nominal Net Present Values
Field:	Charmottes	as at 01-Jan-10 (US$ MM)
Case:	2P	Disc Rate	Pre-Tax	Post-Tax
		10.0%	10.36	6.91

	Triassic		Dogger		Field		Net	Capital	Operating	Pre Tax	Corporate	Post Tax
Period Beginning	Production MMB	Price US$/Bbl	Production MMB	Price US$/Bbl	Revenue US$ MM	Royalty US$ MM	Revenue US$ MM	Costs US$ MM	Costs US$ MM	NCF US$ MM	Tax US$ MM	NCF US$ MM
Jan-10	0.010	57.61	0.034	57.61	2.52	0.13	2.38		0.84	1.55	0.52	1.03
Jan-11	0.011	57.61	0.030	57.61	2.39	0.13	2.26		0.85	1.42	0.47	0.95
Jan-12	0.011	57.61	0.027	57.61	2.19	0.12	2.08		0.76	1.32	0.44	0.88
Jan-13	0.010	57.61	0.025	57.61	2.03	0.11	1.93		0.76	1.17	0.39	0.78
Jan-14	0.010	57.61	0.023	57.61	1.92	0.10	1.82		0.69	1.13	0.38	0.75
Jan-15	0.010	57.61	0.021	57.61	1.83	0.10	1.73		0.70	1.03	0.34	0.69
Jan-16	0.010	57.61	0.020	57.61	1.76	0.09	1.67		0.65	1.02	0.34	0.68
Jan-17	0.010	57.61	0.019	57.61	1.69	0.09	1.60		0.67	0.93	0.31	0.62
Jan-18	0.010	57.61	0.018	57.61	1.64	0.09	1.55		0.62	0.94	0.31	0.62
Jan-19	0.011	57.61	0.017	57.61	1.59	0.08	1.51		0.64	0.86	0.29	0.58
Jan-20	0.011	57.61	0.016	57.61	1.56	0.08	1.47		0.59	0.88	0.29	0.59
Jan-21	0.011	57.61	0.016	57.61	1.52	0.08	1.44		0.62	0.81	0.27	0.54
Jan-22	0.011	57.61	0.015	57.61	1.48	0.08	1.41		0.58	0.83	0.28	0.55
Jan-23	0.011	57.61	0.014	57.61	1.46	0.08	1.38		0.61	0.77	0.26	0.51
Jan-24	0.011	57.61	0.014	57.61	1.43	0.08	1.36		0.56	0.80	0.27	0.53
Jan-25	0.011	57.61	0.014	57.61	1.41	0.07	1.33		0.60	0.74	0.25	0.49
Jan-26	0.011	57.61	0.013	57.61	1.38	0.07	1.31		0.55	0.76	0.25	0.51
Jan-27	0.011	57.61	0.013	57.61	1.36	0.07	1.29		0.59	0.71	0.24	0.47
Jan-28	0.011	57.61	0.012	57.61	1.35	0.07	1.28		0.54	0.74	0.25	0.49
Jan-29	0.011	57.61	0.012	57.61	1.33	0.07	1.26		0.58	0.68	0.23	0.45
Jan-30	0.011	57.61	0.012	57.61	1.31	0.07	1.24		0.53	0.71	0.24	0.47
Jan-31	0.011	57.61	0.011	57.61	1.29	0.07	1.23		0.57	0.66	0.22	0.44
Jan-32	0.011	57.61	0.011	57.61	1.28	0.07	1.21		0.52	0.69	0.23	0.46
Jan-33	0.011	57.61	0.011	57.61	1.26	0.07	1.20		0.56	0.64	0.21	0.42
Jan-34	0.011	57.61	0.011	57.61	1.25	0.07	1.18		0.52	0.67	0.22	0.45
Jan-35	0.011	57.61	0.010	57.61	1.24	0.07	1.17		0.55	0.62	0.21	0.41
Jan-36	0.011	57.61	0.010	57.61	1.23	0.06	1.16		0.51	0.65	0.22	0.44
Jan-37	0.011	57.61	0.010	57.61	1.21	0.06	1.15		0.55	0.60	0.20	0.40
Jan-38	0.011	57.61	0.010	57.61	1.20	0.06	1.14		0.50	0.64	0.21	0.42
Jan-39	0.011	57.61	0.009	57.61	1.19	0.06	1.13		0.54	0.59	0.20	0.39
Jan-40	0.011	57.61	0.009	57.61	1.19	0.06	1.12		0.50	0.62	0.21	0.41
Jan-41	0.003	57.61	0.009	57.61	0.69	0.04	0.65		0.41	0.24	0.08	0.16
Jan-42		57.61	0.009	57.61	0.52	0.03	0.49		0.33	0.16	0.05	0.11
Jan-43		57.61	0.009	57.61	0.51	0.03	0.48		0.37	0.11	0.04	0.08
Jan-44		57.61	0.009	57.61	0.50	0.03	0.47		0.33	0.15	0.05	0.10
Jan-45		57.61	0.009	57.61	0.49	0.03	0.47		0.36	0.10	0.03	0.07
Jan-46		57.61	0.008	57.61	0.48	0.03	0.46		0.32	0.14	0.05	0.09
Jan-47		57.61	0.008	57.61	0.48	0.03	0.45		0.36	0.09	0.03	0.06
Jan-48		57.61	0.008	57.61	0.47	0.02	0.44		0.32	0.13	0.04	0.08
Jan-49		57.61	0.008	57.61	0.46	0.02	0.44		0.36	0.08	0.03	0.05
Jan-50		57.61	0.008	57.61	0.45	0.02	0.43		0.32	0.11	0.04	0.08

Totals (2010-2050)	0.339	MMBbl	0.573	MMBbl	52.55	2.77	49.78	—	22.32	27.47	9.15	18.31
Totals (>2050):	—	MMBbl	0.038	MMBbl	2.18	0.11	2.06	—	1.67	0.39	0.13	0.26

France Gross Field (100%) Working Interest Cashflow Analysis Unescalated Prices & Costs

		Nominal Net Present Values
Field:	Charmottes	as at 01-Jan-10 (US$ MM)
Case:	3P	Disc Rate	Pre-Tax	Post-Tax
		10.0%	11.69	7.80

	Triassic		Dogger		Field		Net	Capital	Operating	Pre Tax	Corporate	Post Tax
Period Beginning	Production MMB	Price US$/Bbl	Production MMB	Price US$/Bbl	Revenue US$ MM	Royalty US$ MM	Revenue US$ MM	Costs US$ MM	Costs US$ MM	NCF US$ MM	Tax US$ MM	NCF US$ MM
Jan-10	0.010	57.61	0.035	57.61	2.55	0.13	2.42		0.85	1.57	0.52	1.05
Jan-11	0.011	57.61	0.031	57.61	2.47	0.13	2.34		0.87	1.47	0.49	0.98
Jan-12	0.011	57.61	0.029	57.61	2.30	0.12	2.18		0.78	1.40	0.47	0.93
Jan-13	0.011	57.61	0.027	57.61	2.17	0.11	2.06		0.79	1.27	0.42	0.85
Jan-14	0.011	57.61	0.025	57.61	2.08	0.11	1.97		0.73	1.24	0.41	0.83
Jan-15	0.011	57.61	0.024	57.61	2.01	0.11	1.90		0.75	1.15	0.38	0.77
Jan-16	0.011	57.61	0.023	57.61	1.95	0.10	1.85		0.70	1.16	0.39	0.77
Jan-17	0.011	57.61	0.022	57.61	1.90	0.10	1.80		0.72	1.08	0.36	0.72
Jan-18	0.011	57.61	0.021	57.61	1.85	0.10	1.76		0.67	1.09	0.36	0.72
Jan-19	0.011	57.61	0.020	57.61	1.82	0.10	1.72		0.70	1.02	0.34	0.68
Jan-20	0.012	57.61	0.019	57.61	1.79	0.09	1.70		0.65	1.04	0.35	0.69
Jan-21	0.012	57.61	0.019	57.61	1.76	0.09	1.66		0.69	0.98	0.33	0.65
Jan-22	0.012	57.61	0.018	57.61	1.73	0.09	1.64		0.64	1.00	0.33	0.67
Jan-23	0.012	57.61	0.018	57.61	1.71	0.09	1.62		0.67	0.95	0.32	0.63
Jan-24	0.012	57.61	0.017	57.61	1.69	0.09	1.60		0.63	0.97	0.32	0.65
Jan-25	0.012	57.61	0.017	57.61	1.67	0.09	1.58		0.66	0.92	0.31	0.61
Jan-26	0.012	57.61	0.016	57.61	1.65	0.09	1.56		0.62	0.95	0.32	0.63
Jan-27	0.012	57.61	0.016	57.61	1.64	0.09	1.55		0.65	0.89	0.30	0.60
Jan-28	0.013	57.61	0.016	57.61	1.63	0.09	1.54		0.61	0.93	0.31	0.62
Jan-29	0.013	57.61	0.015	57.61	1.61	0.08	1.52		0.65	0.87	0.29	0.58
Jan-30	0.013	57.61	0.015	57.61	1.59	0.08	1.51		0.60	0.91	0.30	0.60
Jan-31	0.013	57.61	0.015	57.61	1.58	0.08	1.50		0.64	0.86	0.29	0.57
Jan-32	0.013	57.61	0.014	57.61	1.57	0.08	1.49		0.60	0.89	0.30	0.59
Jan-33	0.013	57.61	0.014	57.61	1.56	0.08	1.48		0.63	0.84	0.28	0.56
Jan-34	0.013	57.61	0.014	57.61	1.55	0.08	1.47		0.59	0.87	0.29	0.58
Jan-35	0.013	57.61	0.014	57.61	1.54	0.08	1.46		0.63	0.83	0.28	0.55
Jan-36	0.013	57.61	0.013	57.61	1.53	0.08	1.45		0.59	0.86	0.29	0.57
Jan-37	0.013	57.61	0.013	57.61	1.52	0.08	1.44		0.62	0.81	0.27	0.54
Jan-38	0.013	57.61	0.013	57.61	1.50	0.08	1.43		0.58	0.84	0.28	0.56
Jan-39	0.013	57.61	0.013	57.61	1.49	0.08	1.41		0.62	0.80	0.27	0.53
Jan-40	0.013	57.61	0.013	57.61	1.48	0.08	1.41		0.58	0.83	0.28	0.55
Jan-41	0.003	57.61	0.012	57.61	0.90	0.05	0.85		0.47	0.39	0.13	0.26
Jan-42		57.61	0.012	57.61	0.70	0.04	0.67		0.38	0.29	0.10	0.19
Jan-43		57.61	0.012	57.61	0.70	0.04	0.66		0.42	0.24	0.08	0.16
Jan-44		57.61	0.012	57.61	0.69	0.04	0.65		0.37	0.28	0.09	0.18
Jan-45		57.61	0.012	57.61	0.68	0.04	0.64		0.41	0.23	0.08	0.15
Jan-46		57.61	0.012	57.61	0.67	0.04	0.63		0.37	0.26	0.09	0.18
Jan-47		57.61	0.011	57.61	0.66	0.03	0.63		0.41	0.22	0.07	0.15
Jan-48		57.61	0.011	57.61	0.65	0.03	0.62		0.37	0.25	0.08	0.17
Jan-49		57.61	0.011	57.61	0.65	0.03	0.61		0.40	0.21	0.07	0.14
Jan-50		57.61	0.011	57.61	0.64	0.03	0.60		0.36	0.24	0.08	0.16

Totals (2010-2050)	0.378	MMBbl	0.695	MMBbl	61.83	3.26	58.58	—	24.67	33.91	11.30	22.60
Totals (>2050):	—	MMBbl	0.115	MMBbl	6.61	0.35	6.26	—	4.11	2.14	0.71	1.43

APPENDIX III

ELT Profiles and Cash Flows for the Neocomian and Charmottes Fields

Based On Year-End 2009 Price

France Gross Field (100%) Working Interest Cashflow Analysis Year-End 2009 Price

		Nominal Net Present Values
Field:	Neocomian	as at 01-Jan-10 (US$ MM)
Case:	1P	Disc Rate	Pre-Tax	Post-Tax
		10.0%	54.81	33.56

	Developed		Undeveloped		Field		Net	Capital	Operating	Pre Tax	Corporate	Post Tax
Period Beginning	Production MMB	Price US$/Bbl	Production MMB	Price US$/Bbl	Revenue US$ MM	Royalty US$ MM	Revenue US$ MM	Costs US$ MM	Costs US$ MM	NCF US$ MM	Tax US$ MM	NCF US$ MM
Jan-10	0.263	74.75	0.002	74.75	19.82	1.56	18.26	3.30	4.29	10.67	4.55	6.12
Jan-11	0.240	74.75	0.012	74.75	18.87	1.47	17.40	3.30	4.16	9.94	4.19	5.75
Jan-12	0.222	74.75	0.019	74.75	18.01	1.39	16.61	2.60	4.03	9.98	3.89	6.09
Jan-13	0.205	74.75	0.023	74.75	16.98	1.31	15.67		3.89	11.79	3.62	8.16
Jan-14	0.190	74.75	0.021	74.75	15.83	1.23	14.61		3.73	10.88	3.32	7.56
Jan-15	0.178	74.75	0.020	74.75	14.83	1.15	13.68	7.48	5.69	0.51	2.11	-1.60
Jan-16	0.168	74.75	0.019	74.75	13.97	1.09	12.88	7.48	5.44	-0.04	1.67	-1.71
Jan-17	0.158	74.75	0.018	74.75	13.15	1.03	12.12	7.48	5.21	-0.57	1.25	-1.82
Jan-18	0.149	74.75	0.017	74.75	12.44	0.98	11.46	2.48	5.01	3.97	1.01	2.96
Jan-19	0.142	74.75	0.016	74.75	11.80	0.93	10.87	2.48	4.83	3.56	0.79	2.77
Jan-20	0.135	74.75	0.015	74.75	11.24	0.89	10.35	2.48	4.67	3.20	0.70	2.50
Jan-21	0.128	74.75	0.015	74.75	10.69	0.85	9.84	2.48	4.51	2.85	0.61	2.24
Jan-22	0.123	74.75	0.014	74.75	10.20	0.81	9.39	2.48	4.37	2.54	0.51	2.03
Jan-23	0.117	74.75	0.013	74.75	9.76	0.78	8.98	2.48	4.25	2.25	0.33	1.92
Jan-24	0.113	74.75	0.012	74.75	9.37	0.75	8.62	1.24	4.14	3.24	0.21	3.03
Jan-25	0.108	74.75	0.012	74.75	8.97	0.72	8.25	1.24	4.02	2.98	0.33	2.65
Jan-26	0.104	74.75	0.011	74.75	8.61	0.69	7.92	1.24	3.92	2.76	0.46	2.29
Jan-27	0.100	74.75	0.011	74.75	8.29	0.67	7.62	1.24	3.83	2.55	0.60	1.95
Jan-28	0.097	74.75	0.010	74.75	8.00	0.65	7.35	1.24	3.75	2.36	0.58	1.78
Jan-29	0.093	74.75	0.009	74.75	7.70	0.62	7.07	1.24	3.66	2.17	0.56	1.61
Jan-30	0.090	74.75	0.009	74.75	7.42	0.60	6.82	1.24	3.59	1.99	0.54	1.45
Jan-31	0.088	74.75	0.008	74.75	7.14	0.58	6.55	1.24	3.50	1.81	0.52	1.29
Jan-32	0.085	74.75	0.008	74.75	6.92	0.57	6.36	1.24	3.44	1.67	0.52	1.16
Jan-33	0.082	74.75	0.007	74.75	6.69	0.55	6.14	1.24	3.38	1.52	0.51	1.01
Jan-34	0.080	74.75	0.007	74.75	6.48	0.53	5.95	1.24	3.32	1.39	0.46	0.93
Jan-35	0.078	74.75	0.006	74.75	6.28	0.52	5.77		3.26	2.50	0.46	2.04
Jan-36	0.076	74.75	0.006	74.75	6.12	0.51	5.61		3.21	2.40	0.47	1.93
Jan-37	0.074	74.75	0.006	74.75	5.93	0.49	5.44		3.16	2.27	0.47	1.81
Jan-38	0.072	74.75	0.005	74.75	5.76	0.48	5.28		3.11	2.17	0.47	1.69
Jan-39	0.070	74.75	0.005	74.75	5.60	0.47	5.14		3.07	2.07	0.48	1.59
Jan-40	0.068	74.75	0.005	74.75	5.47	0.46	5.01		3.03	1.98	0.50	1.49
Jan-41	0.066	74.75	0.005	74.75	5.31	0.44	4.87		2.99	1.88	0.50	1.38
Jan-42	0.065	74.75	0.004	74.75	5.18	0.43	4.74		2.95	1.80	0.52	1.28
Jan-43	0.063	74.75	0.004	74.75	5.05	0.42	4.63		2.91	1.71	0.53	1.18
Jan-44	0.062	74.75	0.004	74.75	4.94	0.41	4.52		2.88	1.64	0.55	1.10
Jan-45	0.061	74.75	0.004	74.75	4.81	0.40	4.40		2.84	1.56	0.52	1.04
Jan-46	0.059	74.75	0.004	74.75	4.70	0.40	4.30		2.81	1.49	0.50	0.99
Jan-47	0.058	74.75	0.003	74.75	4.59	0.39	4.20		2.78	1.42	0.47	0.95
Jan-48	0.057	74.75	0.003	74.75	4.50	0.38	4.12		2.76	1.36	0.45	0.91
Jan-49	0.056	74.75	0.003	74.75	4.39	0.37	4.02		2.72	1.29	0.43	0.86
Jan-50	0.055	74.75	0.003	74.75	4.29	0.36	3.93		2.70	1.23	0.41	0.82
										—		—
Totals (2010-2050)	4.498	MMBbl	0.400	MMBbl	366.08	29.34	336.74	60.16	151.82	124.77	41.58	83.18
Totals (>2050):	0.498	MMBbl	0.022	MMBbl	38.86	3.31	35.55	—	25.82	9.73	3.24	6.49

France Gross Field (100%) Working Interest Cashflow Analysis Year-End 2009 Price

		Nominal Net Present Values
Field:	Neocomian	as at 01-Jan-10 (US$ MM)
Case:	2P	Disc Rate	Pre-Tax	Post-Tax
		10.0%	74.44	46.25

	Developed		Undeveloped		Field		Net	Capital	Operating	Pre Tax	Corporate	Post Tax
Period Beginning	Production MMB	Price US$/Bbl	Production MMB	Price US$/Bbl	Revenue US$ MM	Royalty US$ MM	Revenue US$ MM	Costs US$ MM	Costs US$ MM	NCF US$ MM	Tax US$ MM	NCF US$ MM
Jan-10	0.273	74.75	0.002	74.75	20.51	1.59	18.92	3.30	4.39	11.23	4.73	6.50
Jan-11	0.258	74.75	0.012	74.75	20.19	1.53	18.66	3.30	4.34	11.02	4.55	6.47
Jan-12	0.246	74.75	0.019	74.75	19.81	1.47	18.34	2.60	4.29	11.45	4.37	7.07
Jan-13	0.233	74.75	0.030	74.75	19.68	1.43	18.25	2.60	4.27	11.38	4.27	7.11
Jan-14	0.223	74.75	0.035	74.75	19.24	1.37	17.86	2.60	4.21	11.06	4.07	6.98
Jan-15	0.213	74.75	0.044	74.75	19.17	1.34	17.83	7.48	6.92	3.43	2.91	0.52
Jan-16	0.204	74.75	0.041	74.75	18.37	1.28	17.08	7.48	6.69	2.92	2.49	0.43
Jan-17	0.196	74.75	0.039	74.75	17.55	1.22	16.32	7.48	6.46	2.39	2.06	0.33
Jan-18	0.188	74.75	0.037	74.75	16.82	1.17	15.66	2.48	6.25	6.92	1.82	5.10
Jan-19	0.181	74.75	0.035	74.75	16.15	1.12	15.03	2.48	6.06	6.49	1.60	4.89
Jan-20	0.175	74.75	0.033	74.75	15.56	1.08	14.48	2.48	5.89	6.11	1.50	4.61
Jan-21	0.169	74.75	0.031	74.75	14.94	1.03	13.91	2.48	5.72	5.71	1.39	4.32
Jan-22	0.163	74.75	0.030	74.75	14.40	1.00	13.40	2.48	5.56	5.36	1.28	4.08
Jan-23	0.158	74.75	0.028	74.75	13.88	0.96	12.92	2.48	5.42	5.03	1.17	3.85
Jan-24	0.153	74.75	0.027	74.75	13.43	0.93	12.50	1.24	5.29	5.97	1.12	4.85
Jan-25	0.148	74.75	0.025	74.75	12.95	0.89	12.05	1.24	5.15	5.66	1.22	4.44
Jan-26	0.144	74.75	0.024	74.75	12.52	0.87	11.66	1.24	5.03	5.38	1.34	4.05
Jan-27	0.139	74.75	0.023	74.75	12.12	0.84	11.28	1.24	4.92	5.12	1.46	3.66
Jan-28	0.136	74.75	0.021	74.75	11.76	0.81	10.95	1.24	4.82	4.89	1.42	3.47
Jan-29	0.132	74.75	0.020	74.75	11.38	0.79	10.59	1.24	4.71	4.64	1.38	3.26
Jan-30	0.128	74.75	0.019	74.75	11.03	0.76	10.26	1.24	4.61	4.42	1.35	3.07
Jan-31	0.125	74.75	0.018	74.75	10.67	0.74	9.93	1.24	4.51	4.18	1.31	2.87
Jan-32	0.122	74.75	0.016	74.75	10.34	0.72	9.62	1.24	4.41	3.97	1.28	2.69
Jan-33	0.119	74.75	0.015	74.75	10.02	0.70	9.32	1.24	4.32	3.76	1.25	2.51
Jan-34	0.116	74.75	0.014	74.75	9.74	0.68	9.06	1.24	4.24	3.58	1.19	2.39
Jan-35	0.113	74.75	0.013	74.75	9.48	0.66	8.82		4.17	4.65	1.18	3.47
Jan-36	0.111	74.75	0.013	74.75	9.26	0.64	8.61		4.11	4.51	1.17	3.33
Jan-37	0.108	74.75	0.012	74.75	9.00	0.63	8.37		4.03	4.34	1.16	3.18
Jan-38	0.106	74.75	0.011	74.75	8.77	0.61	8.16		3.97	4.19	1.15	3.04
Jan-39	0.104	74.75	0.011	74.75	8.56	0.60	7.96		3.91	4.05	1.14	2.91
Jan-40	0.102	74.75	0.010	74.75	8.38	0.58	7.79		3.86	3.94	1.15	2.79
Jan-41	0.099	74.75	0.010	74.75	8.16	0.57	7.59		3.79	3.79	1.14	2.65
Jan-42	0.097	74.75	0.009	74.75	7.97	0.56	7.41		3.74	3.67	1.14	2.53
Jan-43	0.096	74.75	0.009	74.75	7.79	0.54	7.25		3.69	3.56	1.14	2.41
Jan-44	0.094	74.75	0.008	74.75	7.64	0.53	7.10		3.65	3.46	1.15	2.31
Jan-45	0.092	74.75	0.008	74.75	7.45	0.52	6.93		3.59	3.34	1.11	2.23
Jan-46	0.090	74.75	0.007	74.75	7.30	0.51	6.78		3.55	3.24	1.08	2.16
Jan-47	0.089	74.75	0.007	74.75	7.14	0.50	6.64		3.51	3.14	1.05	2.09
Jan-48	0.087	74.75	0.007	74.75	7.01	0.49	6.52		3.47	3.05	1.02	2.04
Jan-49	0.085	74.75	0.006	74.75	6.86	0.48	6.38		3.42	2.95	0.98	1.97
Jan-50	0.084	74.75	0.006	74.75	6.72	0.47	6.25		3.39	2.86	0.95	1.91

Totals (2010-2050)	5.900	MMBbl	0.786	MMBbl	499.71	35.23	464.49	65.36	188.31	210.81	70.26	140.55
Totals (>2050):	1.432	MMBbl	0.071	MMBbl	112.36	7.92	104.43	—	61.47	42.97	14.32	28.65

France Gross Field (100%) Working Interest Cashflow Analysis Year-End 2009 Price

		Nominal Net Present Values
Field:	Neocomian	as at 01-Jan-10 (US$ MM)
Case:	3P	Disc Rate	Pre-Tax	Post-Tax
		10.0%	104.70	66.43

	Developed		Undeveloped		Field		Net	Capital	Operating	Pre Tax	Corporate	Post Tax
Period Beginning	Production MMB	Price US$/Bbl	Production MMB	Price US$/Bbl	Revenue US$ MM	Royalty US$ MM	Revenue US$ MM	Costs US$ MM	Costs US$ MM	NCF US$ MM	Tax US$ MM	NCF US$ MM
Jan-10	0.283	74.75	0.002	74.75	21.30	1.70	19.59	3.30	4.50	11.79	4.92	6.87
Jan-11	0.280	74.75	0.012	74.75	21.80	1.71	20.09	3.30	4.57	12.22	4.95	7.27
Jan-12	0.277	74.75	0.019	74.75	22.15	1.72	20.43	2.60	4.62	13.21	4.96	8.25
Jan-13	0.273	74.75	0.030	74.75	22.64	1.72	20.92	2.60	4.69	13.63	5.02	8.61
Jan-14	0.270	74.75	0.035	74.75	22.76	1.71	21.05	2.60	4.71	13.74	4.97	8.77
Jan-15	0.267	74.75	0.044	74.75	23.17	1.72	21.45	7.48	8.05	5.92	3.74	2.18
Jan-16	0.264	74.75	0.041	74.75	22.82	1.70	21.12	7.48	7.95	5.69	3.41	2.28
Jan-17	0.260	74.75	0.039	74.75	22.36	1.66	20.70	7.48	7.82	5.39	3.06	2.33
Jan-18	0.257	74.75	0.037	74.75	21.97	1.64	20.34	2.48	7.71	10.14	2.90	7.25
Jan-19	0.254	74.75	0.035	74.75	21.60	1.61	19.98	2.48	7.61	9.90	2.73	7.17
Jan-20	0.252	74.75	0.033	74.75	21.28	1.59	19.69	2.48	7.52	9.69	2.69	7.00
Jan-21	0.248	74.75	0.031	74.75	20.87	1.56	19.31	2.48	7.40	9.43	2.63	6.80
Jan-22	0.245	74.75	0.030	74.75	20.53	1.54	18.99	2.48	7.30	9.21	2.56	6.65
Jan-23	0.242	74.75	0.028	74.75	20.19	1.51	18.68	2.48	7.21	8.99	2.49	6.50
Jan-24	0.240	74.75	0.027	74.75	19.91	1.49	18.41	1.24	7.13	10.05	2.48	7.57
Jan-25	0.236	74.75	0.025	74.75	19.54	1.47	18.07	1.24	7.02	9.81	2.61	7.20
Jan-26	0.233	74.75	0.024	74.75	19.23	1.44	17.78	1.24	6.93	9.61	2.75	6.86
Jan-27	0.230	74.75	0.023	74.75	18.92	1.42	17.50	1.24	6.85	9.41	2.89	6.52
Jan-28	0.228	74.75	0.021	74.75	18.67	1.40	17.27	1.24	6.78	9.25	2.88	6.38
Jan-29	0.225	74.75	0.020	74.75	18.33	1.38	16.96	1.24	6.68	9.04	2.85	6.19
Jan-30	0.222	74.75	0.019	74.75	18.04	1.36	16.69	1.24	6.60	8.85	2.83	6.02
Jan-31	0.220	74.75	0.018	74.75	17.73	1.34	16.40	1.24	6.51	8.65	2.80	5.85
Jan-32	0.218	74.75	0.016	74.75	17.46	1.32	16.14	1.24	6.43	8.47	2.78	5.69
Jan-33	0.214	74.75	0.015	74.75	17.15	1.29	15.86	1.24	6.34	8.27	2.76	5.52
Jan-34	0.212	74.75	0.014	74.75	16.89	1.27	15.61	1.24	6.27	8.10	2.70	5.40
Jan-35	0.209	74.75	0.013	74.75	16.64	1.26	15.39		6.20	9.19	2.69	6.50
Jan-36	0.207	74.75	0.013	74.75	16.44	1.24	15.20		6.14	9.06	2.69	6.37
Jan-37	0.204	74.75	0.012	74.75	16.17	1.22	14.95		6.06	8.88	2.67	6.21
Jan-38	0.202	74.75	0.011	74.75	15.93	1.20	14.73		6.00	8.73	2.66	6.07
Jan-39	0.199	74.75	0.011	74.75	15.71	1.18	14.52		5.94	8.59	2.66	5.93
Jan-40	0.197	74.75	0.010	74.75	15.53	1.17	14.36		5.88	8.47	2.66	5.81
Jan-41	0.195	74.75	0.010	74.75	15.27	1.15	14.12		5.81	8.31	2.64	5.66
Jan-42	0.192	74.75	0.009	74.75	15.06	1.13	13.92		5.75	8.17	2.64	5.53
Jan-43	0.190	74.75	0.009	74.75	14.85	1.12	13.73		5.69	8.04	2.64	5.40
Jan-44	0.188	74.75	0.008	74.75	14.68	1.10	13.58		5.64	7.93	2.64	5.29
Jan-45	0.185	74.75	0.008	74.75	14.44	1.09	13.35		5.58	7.78	2.59	5.19
Jan-46	0.183	74.75	0.007	74.75	14.24	1.07	13.17		5.52	7.65	2.55	5.10
Jan-47	0.181	74.75	0.007	74.75	14.05	1.05	12.99		5.46	7.53	2.51	5.02
Jan-48	0.179	74.75	0.007	74.75	13.89	1.04	12.85		5.42	7.43	2.48	4.95
Jan-49	0.177	74.75	0.006	74.75	13.67	1.02	12.65		5.36	7.29	2.43	4.86
Jan-50	0.174	74.75	0.006	74.75	13.49	1.01	12.48		5.31	7.17	2.39	4.78

Totals (2010-2050)	9.213	MMBbl	0.786	MMBbl	747.37	56.34	691.03	65.36	256.97	368.70	122.89	245.82
Totals (>2050):	3.083	MMBbl	0.071	MMBbl	235.74	14.23	221.51	—	96.46	125.05	41.68	83.37

France Gross Field (100%) Working Interest Cashflow Analysis Year-End 2009 Price

		Nominal Net Present Values
Field:	Charmottes	as at 01-Jan-10 (US$ MM)
Case:	1P	Disc Rate	Pre-Tax	Post-Tax
		10.0%	9.91	6.61

	Triassic		Dogger		Field		Net	Capital	Operating	Pre Tax	Corporate	Post Tax
Period Beginning	Production MMB	Price US$/Bbl	Production MMB	Price US$/Bbl	Revenue US$ MM	Royalty US$ MM	Revenue US$ MM	Costs US$ MM	Costs US$ MM	NCF US$ MM	Tax US$ MM	NCF US$ MM
Jan-10	0.006	75.37	0.033	75.37	2.89	0.12	2.78		0.76	2.02	0.67	1.34
Jan-11	0.005	75.37	0.028	75.37	2.50	0.10	2.40		0.72	1.67	0.56	1.12
Jan-12	0.005	75.37	0.024	75.37	2.21	0.09	2.13		0.63	1.50	0.50	1.00
Jan-13	0.005	75.37	0.022	75.37	1.98	0.08	1.90		0.62	1.28	0.43	0.85
Jan-14	0.005	75.37	0.019	75.37	1.81	0.07	1.73		0.55	1.18	0.39	0.79
Jan-15	0.004	75.37	0.018	75.37	1.66	0.07	1.59		0.56	1.03	0.34	0.69
Jan-16	0.004	75.37	0.016	75.37	1.54	0.06	1.48		0.50	0.98	0.33	0.66
Jan-17	0.004	75.37	0.015	75.37	1.44	0.06	1.38		0.52	0.86	0.29	0.57
Jan-18	0.004	75.37	0.014	75.37	1.35	0.05	1.29		0.46	0.83	0.28	0.55
Jan-19	0.004	75.37	0.013	75.37	1.27	0.05	1.22		0.49	0.73	0.24	0.49
Jan-20	0.004	75.37	0.012	75.37	1.20	0.05	1.16		0.43	0.72	0.24	0.48
Jan-21	0.004	75.37	0.011	75.37	1.14	0.05	1.10		0.46	0.63	0.21	0.42
Jan-22	0.004	75.37	0.011	75.37	1.09	0.04	1.04		0.41	0.63	0.21	0.42
Jan-23	0.004	75.37	0.010	75.37	1.04	0.04	1.00		0.44	0.56	0.19	0.37
Jan-24	0.004	75.37	0.010	75.37	1.00	0.04	0.96		0.39	0.56	0.19	0.38
Jan-25	0.004	75.37	0.009	75.37	0.96	0.04	0.92		0.43	0.49	0.16	0.33
Jan-26	0.004	75.37	0.009	75.37	0.92	0.04	0.88		0.38	0.51	0.17	0.34
Jan-27	0.003	75.37	0.008	75.37	0.89	0.04	0.85		0.41	0.44	0.15	0.29
Jan-28	0.003	75.37	0.008	75.37	0.86	0.03	0.83		0.37	0.46	0.15	0.31
Jan-29	0.003	75.37	0.008	75.37	0.83	0.03	0.80		0.40	0.40	0.13	0.26
Jan-30	0.003	75.37	0.005	75.37	0.62	0.02	0.60		0.32	0.28	0.09	0.18

Totals (>01- Jan-10):	0.086	MMBbl	0.301	MMBbl	29.20	1.18	28.02	—	10.26	17.77	5.92	11.85

France Gross Field (100%) Working Interest Cashflow Analysis Year-End 2009 Price

		Nominal Net Present Values
Field:	Charmottes	as at 01-Jan-10 (US$ MM)
Case:	2P	Disc Rate	Pre-Tax	Post-Tax
		10.0%	15.97	10.65

	Triassic		Dogger		Field		Net	Capital	Operating	Pre Tax	Corporate	Post Tax
Period Beginning	Production MMB	Price US$/Bbl	Production MMB	Price US$/Bbl	Revenue US$ MM	Royalty US$ MM	Revenue US$ MM	Costs US$ MM	Costs US$ MM	NCF US$ MM	Tax US$ MM	NCF US$ MM
Jan-10	0.010	75.37	0.034	75.37	3.29	0.13	3.16		0.84	2.32	0.77	1.55
Jan-11	0.011	75.37	0.030	75.37	3.13	0.13	3.00		0.85	2.16	0.72	1.44
Jan-12	0.011	75.37	0.027	75.37	2.87	0.12	2.75		0.76	2.00	0.67	1.33
Jan-13	0.010	75.37	0.025	75.37	2.66	0.11	2.56		0.76	1.80	0.60	1.20
Jan-14	0.010	75.37	0.023	75.37	2.51	0.10	2.41		0.69	1.72	0.57	1.15
Jan-15	0.010	75.37	0.021	75.37	2.39	0.10	2.30		0.70	1.59	0.53	1.06
Jan-16	0.010	75.37	0.020	75.37	2.30	0.09	2.21		0.65	1.56	0.52	1.04
Jan-17	0.010	75.37	0.019	75.37	2.21	0.09	2.12		0.67	1.46	0.49	0.97
Jan-18	0.010	75.37	0.018	75.37	2.14	0.09	2.06		0.62	1.44	0.48	0.96
Jan-19	0.011	75.37	0.017	75.37	2.08	0.08	2.00		0.64	1.36	0.45	0.90
Jan-20	0.011	75.37	0.016	75.37	2.04	0.08	1.95		0.59	1.36	0.45	0.91
Jan-21	0.011	75.37	0.016	75.37	1.98	0.08	1.90		0.62	1.28	0.43	0.85
Jan-22	0.011	75.37	0.015	75.37	1.94	0.08	1.86		0.58	1.29	0.43	0.86
Jan-23	0.011	75.37	0.014	75.37	1.91	0.08	1.83		0.61	1.22	0.41	0.81
Jan-24	0.011	75.37	0.014	75.37	1.88	0.08	1.80		0.56	1.24	0.41	0.83
Jan-25	0.011	75.37	0.014	75.37	1.84	0.07	1.77		0.60	1.17	0.39	0.78
Jan-26	0.011	75.37	0.013	75.37	1.81	0.07	1.74		0.55	1.19	0.40	0.79
Jan-27	0.011	75.37	0.013	75.37	1.78	0.07	1.71		0.59	1.13	0.38	0.75
Jan-28	0.011	75.37	0.012	75.37	1.76	0.07	1.69		0.54	1.15	0.38	0.77
Jan-29	0.011	75.37	0.012	75.37	1.74	0.07	1.67		0.58	1.09	0.36	0.73
Jan-30	0.011	75.37	0.012	75.37	1.71	0.07	1.65		0.53	1.11	0.37	0.74
Jan-31	0.011	75.37	0.011	75.37	1.69	0.07	1.62		0.57	1.06	0.35	0.70
Jan-32	0.011	75.37	0.011	75.37	1.68	0.07	1.61		0.52	1.09	0.36	0.72
Jan-33	0.011	75.37	0.011	75.37	1.65	0.07	1.59		0.56	1.03	0.34	0.68
Jan-34	0.011	75.37	0.011	75.37	1.64	0.07	1.57		0.52	1.05	0.35	0.70
Jan-35	0.011	75.37	0.010	75.37	1.62	0.07	1.55		0.55	1.00	0.33	0.67
Jan-36	0.011	75.37	0.010	75.37	1.61	0.06	1.54		0.51	1.03	0.34	0.69
Jan-37	0.011	75.37	0.010	75.37	1.59	0.06	1.52		0.55	0.98	0.33	0.65
Jan-38	0.011	75.37	0.010	75.37	1.57	0.06	1.51		0.50	1.01	0.34	0.67
Jan-39	0.011	75.37	0.009	75.37	1.56	0.06	1.50		0.54	0.96	0.32	0.64
Jan-40	0.011	75.37	0.009	75.37	1.55	0.06	1.49		0.50	0.99	0.33	0.66
Jan-41	0.003	75.37	0.009	75.37	0.90	0.04	0.86		0.41	0.45	0.15	0.30
Jan-42		75.37	0.009	75.37	0.68	0.03	0.65		0.33	0.32	0.11	0.21
Jan-43		75.37	0.009	75.37	0.66	0.03	0.64		0.37	0.27	0.09	0.18
Jan-44		75.37	0.009	75.37	0.66	0.03	0.63		0.33	0.30	0.10	0.20
Jan-45		75.37	0.009	75.37	0.64	0.03	0.62		0.36	0.25	0.08	0.17
Jan-46		75.37	0.008	75.37	0.63	0.03	0.61		0.32	0.28	0.09	0.19
Jan-47		75.37	0.008	75.37	0.62	0.03	0.60		0.36	0.24	0.08	0.16
Jan-48		75.37	0.008	75.37	0.61	0.02	0.59		0.32	0.27	0.09	0.18
Jan-49		75.37	0.008	75.37	0.60	0.02	0.58		0.36	0.22	0.07	0.15
Jan-50		75.37	0.008	75.37	0.59	0.02	0.57		0.32	0.25	0.08	0.17

Totals (2010-2050)	0.339	MMBbl	0.573	MMBbl	68.75	2.77	65.99	—	22.32	43.67	14.55	29.11
Totals (>2050):	—	MMBbl	0.038	MMBbl	2.85	0.11	2.73	—	1.67	1.06	0.35	0.71

France Gross Field (100%) Working Interest Cashflow Analysis Year-End 2009 Price

		Nominal Net Present Values
Field:	Charmottes	as at 01-Jan-10 (US$ MM)
Case:	3P	Disc Rate	Pre-Tax	Post-Tax
		10.0%	17.90	11.93

	Triassic		Dogger		Field		Net	Capital	Operating	Pre Tax	Corporate	Post Tax
Period Beginning	Production MMB	Price US$/Bbl	Production MMB	Price US$/Bbl	Revenue US$ MM	Royalty US$ MM	Revenue US$ MM	Costs US$ MM	Costs US$ MM	NCF US$ MM	Tax US$ MM	NCF US$ MM
Jan-10	0.010	75.37	0.035	75.37	3.34	0.13	3.21		0.85	2.36	0.79	1.57
Jan-11	0.011	75.37	0.031	75.37	3.23	0.13	3.10		0.87	2.23	0.74	1.49
Jan-12	0.011	75.37	0.029	75.37	3.01	0.12	2.89		0.78	2.11	0.70	1.40
Jan-13	0.011	75.37	0.027	75.37	2.84	0.11	2.73		0.79	1.94	0.65	1.29
Jan-14	0.011	75.37	0.025	75.37	2.72	0.11	2.61		0.73	1.89	0.63	1.26
Jan-15	0.011	75.37	0.024	75.37	2.63	0.11	2.52		0.75	1.77	0.59	1.18
Jan-16	0.011	75.37	0.023	75.37	2.56	0.10	2.45		0.70	1.76	0.59	1.17
Jan-17	0.011	75.37	0.022	75.37	2.48	0.10	2.38		0.72	1.66	0.55	1.11
Jan-18	0.011	75.37	0.021	75.37	2.43	0.10	2.33		0.67	1.66	0.55	1.11
Jan-19	0.011	75.37	0.020	75.37	2.38	0.10	2.28		0.70	1.58	0.53	1.05
Jan-20	0.012	75.37	0.019	75.37	2.34	0.09	2.25		0.65	1.59	0.53	1.06
Jan-21	0.012	75.37	0.019	75.37	2.30	0.09	2.21		0.69	1.52	0.51	1.01
Jan-22	0.012	75.37	0.018	75.37	2.27	0.09	2.17		0.64	1.54	0.51	1.02
Jan-23	0.012	75.37	0.018	75.37	2.24	0.09	2.15		0.67	1.47	0.49	0.98
Jan-24	0.012	75.37	0.017	75.37	2.21	0.09	2.13		0.63	1.50	0.50	1.00
Jan-25	0.012	75.37	0.017	75.37	2.18	0.09	2.10		0.66	1.43	0.48	0.96
Jan-26	0.012	75.37	0.016	75.37	2.16	0.09	2.07		0.62	1.46	0.49	0.97
Jan-27	0.012	75.37	0.016	75.37	2.14	0.09	2.05		0.65	1.40	0.47	0.93
Jan-28	0.013	75.37	0.016	75.37	2.13	0.09	2.04		0.61	1.43	0.48	0.95
Jan-29	0.013	75.37	0.015	75.37	2.10	0.08	2.02		0.65	1.37	0.46	0.91
Jan-30	0.013	75.37	0.015	75.37	2.08	0.08	2.00		0.60	1.40	0.47	0.93
Jan-31	0.013	75.37	0.015	75.37	2.07	0.08	1.98		0.64	1.34	0.45	0.90
Jan-32	0.013	75.37	0.014	75.37	2.06	0.08	1.97		0.60	1.38	0.46	0.92
Jan-33	0.013	75.37	0.014	75.37	2.04	0.08	1.96		0.63	1.32	0.44	0.88
Jan-34	0.013	75.37	0.014	75.37	2.02	0.08	1.94		0.59	1.35	0.45	0.90
Jan-35	0.013	75.37	0.014	75.37	2.01	0.08	1.93		0.63	1.30	0.43	0.87
Jan-36	0.013	75.37	0.013	75.37	2.00	0.08	1.92		0.59	1.33	0.44	0.89
Jan-37	0.013	75.37	0.013	75.37	1.98	0.08	1.90		0.62	1.28	0.43	0.85
Jan-38	0.013	75.37	0.013	75.37	1.97	0.08	1.89		0.58	1.31	0.44	0.87
Jan-39	0.013	75.37	0.013	75.37	1.95	0.08	1.88		0.62	1.26	0.42	0.84
Jan-40	0.013	75.37	0.013	75.37	1.94	0.08	1.86		0.58	1.29	0.43	0.86
Jan-41	0.003	75.37	0.012	75.37	1.18	0.05	1.13		0.47	0.66	0.22	0.44
Jan-42		75.37	0.012	75.37	0.92	0.04	0.88		0.38	0.51	0.17	0.34
Jan-43		75.37	0.012	75.37	0.91	0.04	0.87		0.42	0.46	0.15	0.30
Jan-44		75.37	0.012	75.37	0.90	0.04	0.86		0.37	0.49	0.16	0.33
Jan-45		75.37	0.012	75.37	0.89	0.04	0.85		0.41	0.44	0.15	0.29
Jan-46		75.37	0.012	75.37	0.88	0.04	0.84		0.37	0.47	0.16	0.31
Jan-47		75.37	0.011	75.37	0.86	0.03	0.83		0.41	0.42	0.14	0.28
Jan-48		75.37	0.011	75.37	0.86	0.03	0.82		0.37	0.46	0.15	0.30
Jan-49		75.37	0.011	75.37	0.84	0.03	0.81		0.40	0.41	0.14	0.27
Jan-50		75.37	0.011	75.37	0.84	0.03	0.80		0.36	0.44	0.15	0.29

Totals (2010-2050)	0.378	MMBbl	0.695	MMBbl	80.89	3.26	77.64	—	24.67	52.97	17.65	35.31
Totals (>2050):	—	MMBbl	0.115	MMBbl	8.64	0.35	8.30	—	4.11	4.18	1.39	2.79